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                              EXHIBIT (10)M.(i)





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                                                        Exhibit (10)M.(i)





                         RETIREMENT RESTORATION PLAN
                                     FOR
           PARTICIPANTS IN THE UNITED JERSEY BANKS RETIREMENT PLAN



                                   PREAMBLE



        WHEREAS, the Employee Retirement Income Security Act of 1974 ("ERISA") requires that limits be set on the maximum benefits which may be paid from a tax-qualified defined benefit pension plan to a participant in such a plan; and

        WHEREAS, as required by ERISA, the United Jersey Banks Retirement Plan (the "Basic Plan") has been amended to impose a maximum benefit provision;

        NOW, THEREFORE, United Jersey Banks adopts the Retirement Restoration Plan ("Plan") for employees who participate in the Basic Plan ("the Participants") for the purpose of providing for the payment to each Participant and Beneficiary of that part of any pension or pension-related benefit which cannot be paid under the Basic Plan because of the benefit restrictions imposed by ERISA.



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                                   THE PLAN


1.      Eligibility

        All Participants and Beneficiaries whose retirement income benefits are limited, directly or indirectly, by the provisions of Article IV, Section 8 of the Basic Plan, as amended from time to time by resolutions adopted by the Board of Directors, shall receive benefits pursuant to this Plan. In no event shall a Participant or Beneficiary who is not entitled to benefits under the Basic Plan be eligible for, or receive, a benefit under this Plan.

2.      Amount of Benefit

        The benefits which the Corporation shall pay to a Participant or such Participant's beneficiaries under this Plan shall equal the excess, if any, of
(a) over (b) where;

(a) is the benefit which would have been paid to such Participant or on the Participant's behalf to his or her Beneficiaries under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the special benefit limitations set forth in Article IV,
        Section 8 of the Basic Plan; and

(b) is the limited benefit which is payable to such Participant or, on the Participant's behalf, to his or her Beneficiaries under (i) the Basic Plan and (ii) any contract or agreement between the Participant and the


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        Corporation or other participating employer in the Basic Plan which provides for a supplementary benefit to the limited benefit payable under the Basic Plan and does not by its specific terms (whether executed prior or subsequent to the adoption of this Plan) state that the Participant or his or her Beneficiaries shall be entitled to the benefits payable under this Plan in addition to the benefits payable under such contract.

3.      Form and Timing of Benefits

        Payments of benefits under this Plan shall be coincident in time and form with the payment of the limited benefit payments made to, or on behalf of, a Participant or Beneficiary under the Basic Plan, unless otherwise determined by the Corporation. Any benefit payments under this plan shall be net of any applicable withholding under federal or state law.

4.      Vesting

        Subject to the right of the Corporation to discontinue the Plan, as provided in Section 8, a Participant shall have a nonforfeitable interest in benefits payable under the Plan to the same extent as the Participant has a "Vested Right" under Article I, Section 15 of the Basic Plan. Amounts otherwise vested, however, shall be forfeited to the extent that a Participant engages in activity resulting in a detriment to the Corporation, as determined by the Corporation, whether before or after the Participant's retirement.

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5.      Funding

        Benefits under this Plan shall be paid from the general assets of the Corporation and other participating employers in the Basic Plan. This Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. No Participant or Beneficiary shall be entitled to receive any payment for benefits under this Plan from the qualified Trust maintained for the Basic Plan.

6.      Operation and Administration

        This Plan shall be operated under the direction of the Board of Directors and administered by the Benefits Committee in a manner consistent with the operation and administration of the Basic Plan as set forth in Article X of the Basic Plan. The Benefits Committee's decision in any matter involving the interpretation and application of this Plan shall be final and binding.

7.      Definitions

        All terms under this Plan shall have the same meaning as those terms used in the Basic Plan.

8.      Amendment and Discontinuance/State Laws

        The Corporation expects to continue this Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. The interpretation of this Plan shall be pursuant to the laws of the State of New Jersey.